Exhibit 99

For additional information, contact:

T. Heath Fountain

Executive Vice President and

  Chief Financial Officer

(229) 878-2055

heritage Financial Group, Inc. to submit alarion acquisition to its stockholders for APPROVAL

Albany, Ga. (August 29, 2014) – Heritage Financial Group, Inc. ("Heritage" or the "Company," NASDAQ: HBOS), the holding company for HeritageBank of the South ("HeritageBank"), today announced that the Company has been informed by NASDAQ that its pending acquisition of Ocala-based Alarion Financial Services, Inc. ("Alarion"), the holding company for Alarion Bank, must be submitted for approval by the Company's stockholders.  The Company intends to proceed expeditiously to schedule a special meeting of its stockholders and does not anticipate any difficulties in obtaining a favorable vote on the merger.  Alarion shareholders have approved the Merger, and the Company has received regulatory approvals from all three of its banking regulators.  The Company still expects to complete the transaction well within the contractual timeframe.

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 29 banking locations, 15 mortgage offices, and 5 investment offices.  As of June 30, 2014, the Company reported total assets of approximately $1.5 billion and total stockholders' equity of approximately $132 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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Additional Information

This communication does not constitute a solicitation of any vote or approval.  This communication is being made in respect of a proposed business combination transaction involving the Company and Alarion.  In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the "SEC") a final proxy statement to approve the issuance of the shares of the Company's common stock issuable in the transaction.   Heritage will mail the final proxy statement to its stockholders.  BEFORE MAKING ANY VOTING DECISION REGARDING THE PROPOSED TRANSACTION, HERITAGE STOCKHOLDERS ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE FINAL PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing the Company's website (www.eheritagebank.com) under the heading "Investors" and then under the link "SEC Filings."  These documents may also be obtained free of charge from the Company by requesting them in writing from T. Heath Fountain, Executive Vice President and Chief Financial Officer, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707, or by telephone at (229) 878-2055.

The directors, executive officers and certain other members of management and employees of Heritage may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of Heritage.  You can find information about Heritage's executive officers and directors in Heritage's most recent Annual Report on Form 10-K filed with the SEC on March 14, 2014, and its most recent definitive proxy statement filed with the SEC on April 25, 2014.  The directors, executive officers and certain other members of management and employees of Alarion may also be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of Heritage.  Information about the directors and executive officers of Alarion will be included in the proxy statement/prospectus for the proposed transaction.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

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